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                                 Exhibit 10.11
               Restricted Stock Purchase Agreement (David Smith)





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                           NATIONWIDE ELECTRIC, INC.
                  EMPLOYEE RESTRICTED STOCK PURCHASE AGREEMENT

     This Agreement is made as of the 1st day of April, 1998, by and between Nationwide Electric, Inc., a Delaware corporation (the "Corporation"), and David Smith ("Purchaser").

     In consideration of the mutual covenants and representations set forth herein, the Corporation and Purchaser agree as follows:

     1.  Purchase and Sale of Stock.

          (a) Subject to the terms and conditions of this Agreement, the Corporation hereby agrees to sell to Purchaser and Purchaser agrees to purchase from the Corporation on the Closing Date (as herein defined), 40,000 shares of the Corporation's Common Stock (the "Stock") at a price of $0.30 per share, for an aggregate purchase price of $12,000. The purchase price for the Stock shall be paid, at the election of the Purchaser, either (a) in cash or, (b) by Purchaser's full recourse promissory note (the "Note"), in the form attached hereto as Exhibit A, in a principal amount of not more than $10,000, and cash for the remainder of the purchase price. As security for the payment of the Note or Notes and any renewal or modification thereof, the Purchaser hereby grants to the Company a security interest in, and pledges with and delivers to the Company, the Stock, to be held pursuant to the escrow described in Section 8 hereof (the "Escrow").

          (b) In the event that the Purchaser prepays all or a portion of such Note, in accordance with the provisions thereof, the Purchaser intends that the shares of Stock represented by the portion of such Note so paid, including annual interest thereon, shall continue to be held as collateral for the outstanding portion of such Note and shall continue to be held in Escrow, to serve as independent collateral for the outstanding portion of such Note for the purpose of commencing the holding period set forth in Securities and Exchange Commission Rule 144(d).

          (c) Upon the occurrence of a default in the payment of the Note when due, the Corporation shall be entitled to immediate possession of the Stock and all rights and remedies of a secured party under the Uniform Commercial Code of the State of Missouri.

     2. Closing. The purchase and sale of the Stock shall occur at a Closing to be held at such time and place (the "Closing Date"), as designated by the Corporation by written notice to the Purchaser of at least two business days prior to the Closing Date. The Closing will take place at the principal office of the Corporation or at such other place as shall be designated by the Corporation. At the Closing, Purchaser shall deliver to the Corporation a check payable to the order of the Corporation and the Note in the aggregate amount of the purchase price of the Stock, and the Corporation will issue, as promptly thereafter as practicable, a certificate representing the Stock registered in the name of the Purchaser.
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     3.  Purchase Option.

          (a) All of the Stock shall be subject to the right and option of the Corporation to repurchase the Stock (the "Purchase Option") as set forth in this
Section 3. In the event Purchaser shall, prior to the closing of a registered public offering of the Corporation's Common Stock, cease to be employed by the Corporation (including a parent or subsidiary of the Corporation) for any reason, or no reason, with or without cause, including involuntary termination, death or temporary or permanent disability (the "Termination"), the Purchase Option shall come into effect. Following a Termination, the Corporation shall have the right, as provided in subparagraph (b) hereof, to purchase from the Purchaser or his personal representative, as the case may be, at the purchase price per share originally paid as set forth in Section 1 hereof (the "Option Price"), all of the Stock.

          (b) Within 180 days following a Termination, the Corporation shall notify Purchaser by written notice delivered or mailed as provided in subparagraph 9(c), as to whether it wishes to purchase the Stock pursuant to exercise of the Purchase Option. If the Corporation (or its assignee) elects to purchase the Stock hereunder, it shall set a date for the closing of the transaction at a place and time specified by the Corporation, or, at Corporation's option, such closing may be consummated by mail as provided in
Section 9(c) hereof. At such closing, the Corporation (or its assignee) shall tender payment for the Stock and the certificates representing the Stock so purchased shall be cancelled. The Option Price shall be payable, at the option of the Corporation, by cancellation of all or any outstanding indebtedness of Purchaser to the Corporation or in cash or by check.

          (c) The Purchase Option shall expire and shall be of no effect upon the occurrence of any of the following:

               (i) one year after the date of this Agreement,

               (ii) a change of control of the Company, which is defined as any person (as that term is used in Section 13(e) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act)), other than the holders of any of the Company's securities as of the date of this Agreement, is or becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange
Act) directly or indirectly of securities of the Company representing a majority of the combined voting power of the Company's then outstanding securities (assuming conversion of all outstanding convertible non-voting securities into voting securities and the exercise of all outstanding options and all other securities which are convertible to voting securities, or

               (iii) upon the approval by the Company's shareholders of (A) the sale of all or substantially all of the assets of the Company, (B) the merger or consolidation or any reorganization or restructuring of the Company (other than a merger, consolidation, reorganization or restructuring in which the Company is the surviving corporation and which does

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not result in any capital reorganization or reclassification or other change in the ownership of the Company's then outstanding shares that would be deemed a change in control pursuant to clause (i), above), or (C) a plan of liquidation or dissolution of the Company, or

               (iv) upon the termination of the Employee's employment from the Company, by the Company without Cause as defined in the Employee's Employment Agreement.

     4.  Stock Splits, etc. If, from time to time during the term of this
Agreement:

          (a) There is any stock dividend or liquidating dividend of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Corporation; or

          (b) There is any consolidation, merger or sale of all, or substantially all, of the assets of the Corporation;

then, in such event, any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of his ownership of Stock shall be immediately subject to this Agreement and be included in the word "Stock" for all purposes with the same force and effect as the shares of Stock presently subject to the Purchase Option, right of first refusal and other terms of this Agreement. While the aggregate Option Price shall remain the same after each such event, the Option Price per share of Stock upon execution of the Purchase Option shall be appropriately adjusted.

     5.  Restriction on Transfer.

          (a) Purchaser shall not sell, transfer, pledge, hypothecate or otherwise dispose of any shares of the Stock which remain subject to the Purchase Option.

          (b) The provisions of this Section 5 shall not apply to a transfer of any shares of Stock by Purchaser, either during his or her lifetime or on death by will or intestacy to his or her ancestors, descendants or spouse, or any custodian or trustee for the account of Purchaser or Purchaser's ancestors, descendants or spouse, provided, in each such case, a transferee shall receive and hold such shares subject to the provisions of this Section 5 and there shall be no further transfer of such shares in accordance herewith.

          (c) The Corporation shall not be required (i) to transfer on its books any shares of Stock which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

     6. Legends. All certificates representing any of the shares of Stock subject to the provisions of this Agreement shall have endorsed thereon the following legends:

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          (a) "THE SHARES REPRESENTED BY THIS CERTIFICATION ARE SUBJECT TO
CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHT OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

          (b) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

          (c) Any legend required to be placed thereon by applicable securities laws of any state.

     7. Purchaser's Representations. In connection with his purchase of the Stock, the Purchaser hereby represents and warrants to the Corporation as follows:

          (a) Investment Intent; Capacity to Protect Interests. The Purchaser is purchasing the Stock solely for Purchaser's own account for investment and not with a view to or for sale in connection with any distribution of the Stock or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Stock or any portion thereof in any transaction other than a transaction exempt from registration under the Act. The Purchaser also represents that the entire legal and beneficial interests of the Stock is being purchased, and will be held, for the Purchaser's account only, and neither in whole nor in part for any other person. Purchaser either has a preexisting business or personal relationship with the Corporation or any of its officers, directors or controlling persons or by reason of Purchaser's business or financial experience or the business or financial experience of Purchaser's professional advisors who are unaffiliated with and who are not compensated by the Corporation or any affiliate or selling agent of the Corporation, directly or indirectly, could be reasonably assumed to have the capacity to evaluate the merits and risks of an investment in the Corporation and to protect Purchaser's own interests in connection with this transaction.

          (b) Residence. The Purchaser's principal residence is within the State of Minnesota and is located at the address indicated beneath the Purchaser's signature below.

          (c) Information Concerning Corporation. The Purchaser has heretofore discussed the Corporation and its plans, operations and financial condition with the Corporation's officers and has heretofore received all such information as the Purchaser has deemed necessary and appropriate to enable the Purchaser to evaluate the financial risk inherent in making an investment in the Stock, and the Purchaser has received satisfactory and complete information

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concerning the business and financial condition of the Corporation in response to all inquiries in respect thereof.

          (d) Economic Risk. The Purchaser realizes that the purchase of the Stock will be a highly speculative investment and involves a high degree of risk, and the Purchaser is able, without impairing the Purchaser's financial condition, to hold the Stock for an indefinite period of time and suffer a complete loss on the Purchaser's investment.

          (e) Restricted Securities. The Purchaser understands and acknowledges that:

               (i) the sale of the Stock has not been registered under the Securities Act of 1933 (the "Act"), the Stock must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available and the Corporation is under no obligation to register the Stock;

               (ii) the share certificate representing the Stock will be stamped with the legends specified in Section 6 hereof; and

               (iii) the Corporation will make a notation in its records of the aforementioned restrictions on transfer and legends.

          (f) Disposition of the Stock. The Purchaser is familiar with the provisions of Rules 701 and 144, each promulgated under the Act, which, in substance, permit limited public sale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a nonpublic offering, subject to the satisfaction of certain conditions.

          (g) Further Limitations on Disposition. Without in any way limiting Purchaser's representations set forth above, the Purchaser further agrees that he or she shall in no event make any disposition of all or any portion of the Stock unless and until:

               (i)(A) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or (B)(1) the Purchaser shall have notified the Corporation of the proposed disposition and shall have furnished the Corporation with a detailed statement of the circumstances surrounding the proposed disposition, (2) the Purchaser shall have furnished the Corporation with an opinion of the Purchaser's counsel to the effect that such disposition will not require registration of such shares under the Act, and (3) such opinion of the Purchaser's counsel shall have been concurred in by counsel for the Corporation and the Corporation shall have advised the Purchaser of such concurrence; and,

               (ii) The shares of Stock proposed to be transferred are no longer subject to the Purchase Option set forth in Section 3 hereof and the Purchaser shall have complied with the right of first refusal set forth in Section 5 hereof.

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          (h) Valuation of Common Stock. The Purchaser understands that the
Stock has been valued by the board of directors of the Corporation and that the Corporation believes this valuation represents a fair attempt at reaching an accurate appraisal of its worth; the Purchaser understands, however, that the Corporation can give no assurances that such price is in fact the fair market value of the Stock and that it is possible that, with the benefit of hindsight, the Internal Revenue Service would successfully assert that the value of the Common Stock on the date of purchase is greater than so determined. If the Internal Revenue Service were to succeed in a tax determination that the Stock received had value greater than that upon which the transaction was based, the additional value would constitute ordinary income as of the date of its receipt. The additional taxes (and interest) due would be payable by the Purchaser, and there is no provision for the Corporation to reimburse the Purchaser for that tax liability, and the Purchaser assumes all responsibility for such potential tax liability. In the event such additional value would represent more than 25 percent of the Purchaser's gross income for the year in which the value of the shares were taxable, the Internal Revenue Service (the "I.R.S.") would have six years from the due date for filing the return (or the actual filing date of the return if filed thereafter) within which to assess the Purchaser the additional tax and interest which would then be due. The Corporation would have the benefit, in any such transaction, if a determination was made prior to the three-year statute of limitations period affecting the Corporation, of an increase in its deduction for compensation paid, which would offset its operating profits, or, if not profitable, would create a net operating loss carry forward arising from operations in that year.

          (i) Section 83(b) Election. The Purchaser understands that Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), taxes as ordinary income the difference between the amount paid for the Stock and the fair market value of the Stock as of the date any restrictions on the Stock lapse. In this context, "restriction" means the right of the Company to buy back the stock pursuant to the Purchase Option. In the event the Company has registered its securities under the Exchange Act, "restriction" with respect to officers, directors and 10% shareholders also means the six-month period after the Closing during which such officers, directors and 10% shareholders are subject to suit under Section 16(b) of the Exchange Act. The Purchaser understands that if such provision is applicable to him he may elect to be taxed at the time the Stock is purchased rather than when and as the Purchase Option or six-month Section 16(b) period expires by filing an election under Section 83(b) of the Code with the I.R.S. within thirty (30) days from the date of purchase. Even if the fair market value of the Stock equals the amount paid for the Stock, the election must be made to avoid adverse tax consequences in the future. The Purchaser understands that failure to make this filing timely will result in the recognition of ordinary income by the Purchaser, as the Purchase Option lapses, or after the lapse of the six month Section 16(b) period, on the difference between the purchase price and the fair market value of the Stock at the time such restrictions lapse.

     THE PURCHASER ACKNOWLEDGES THAT IT IS THE PURCHASER'S SOLE RESPONSIBILITY AND NOT THE CORPORATION'S TO FILE TIMELY THE ELECTION UNDER INTERNAL REVENUE CODE SECTION 83(b) AND UNDER ANY CORRESPONDING PROVISIONS OF STATE TAX LAW, EVEN IF THE PURCHASER

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REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE
PURCHASER'S BEHALF.

     8. Pledge. As security for the faithful performance of the terms of this Agreement and the Note or Notes and to ensure the availability for delivery of the Purchaser's Stock upon exercise of the Purchase Option herein provided for, the Purchaser agrees to deliver to and deposit with the Secretary of the Corporation, two Stock Powers duly endorsed (with date and number of shares blank) in the form attached hereto as Exhibit B, together with the certificate or certificates evidencing the Stock; and a Pledge Agreement duly executed in the form attached hereto as Exhibit C.

     9.  Miscellaneous.

          (a) Subject to the provisions and limitations hereof, Purchaser may, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Corporation with respect to the Stock deposited in said escrow.

          (b) The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

          (c) Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to Purchaser at his address shown on the Corporation's employment records and to the Corporation at the address of its principal corporate offices (attention: President) or at such other address as such party may designate by ten days' advance written notice to the other party hereto.

          (d) The Corporation may assign its rights and delegate its duties under this Agreement, including paragraphs 3 and 5 hereof. If any such assignment or delegation requires consent of any state securities authorities, the parties agree to cooperate in requesting such consent. This Agreement shall inure to the benefit of the successors and assigns of the Corporation and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, his or her heirs, executors, administrators, successors and assigns.

          (e) Purchaser hereby authorizes and directs the Secretary or Transfer Agent of the Corporation to transfer the Stock as to which the Purchase Option has been exercised from Purchaser to the Corporation.

          (f) Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Corporation, or a parent or subsidiary of the Corporation, to terminate Purchaser's employment, for any reason, with or without cause.

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          (g) This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

          (h) This Agreement may be amended or modified only by a written instrument executed by both the Corporation and the Employee.

          (i) This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware, without giving effect to that State's conflict of laws provisions.

          (j) All actions or proceedings with respect to this Agreement shall be instituted only in any state or federal court sitting in Jackson County, Missouri, and by execution and delivery of this Agreement, the parties irrevocably and unconditionally subject to the jurisdiction (both subject matter and personal) of each such court and irrevocably and unconditionally waive: (a) any objection that the parties might now or hereafter have to the venue of any of such court; and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

          (k) No delay or omission by the Corporation in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Corporation on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

          (l) The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

          (m) In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

          (n) This Agreement may be executed in a number of counterparts and all of such counterparts executed by the Company or the Employee, shall constitute one and the same agreement, and it shall not be necessary for all parties to execute the same counterpart hereof.

          (o) The parties hereby agree that, for purposes of the execution of this Agreement, facsimile signatures shall constitute original signatures.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

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                                 Nationwide Electric, Inc.
                                 A Delaware corporation


                                 By:/s/ Gregory J. Orman
                                    --------------------------------
                                 Gregory J. Orman, Chairman of the Board

                                 13/th/ Floor
                                 1201 Walnut
                                 Kansas City, MO 64106
                                 (816) 556-2802 (fax)

                                 Purchaser


                                 /s/ David Smith
                                 --------------------------------------------
                                 David Smith

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